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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our reports dated February 21, 1997, included in the Annual Report on Form 10-K/A for the year ended December 31, 1996 and, in the Company's previous filings as listed:

                 Form S-1 Registration Statement No. 33-56642
                 Form S-3 Registration Statement No. 33-72348
                 Form S-8 Registration Statement No. 33-71806
                 Form S-8 Registration Statement No. 33-57014
                 Form S-8 Registration Statement No. 33-81356
                 Form S-8 Registration Statement No. 33-81358
                 Form S-8 Registration Statement No. 33-82562
                 Form S-8 Registration Statement No. 33-87114
                 Form S-4 Registration Statement No. 33-90268
                 Form S-3 Registration Statement No. 33-95084
                 Form S-8 Registration Statement No. 33-97246


                                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
March 31, 1997